EXHIBIT (E)(2)


                      FORM OF DEALER SALES AGREEMENT



                          INTEGRITY MUTUAL FUNDS

                          DEALER SALES AGREEMENT

To The Undersigned Dealer:

     ND Capital, Inc., the principal underwriter of shares of the funds (the "Funds"), open-end, management investment companies registered under the Investment Company Act of 1940, for which ND Money Management, Inc., serves as the investment adviser, understands that you are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and that you and any individuals who represent you are properly qualified and registered, if required, with the Securities and Exchange Commission and with the state securities administrators of the various states in which shares of one or more of the Funds are to be offered for sale or sold by you. In consideration of the mutual promises stated below, you and we hereby agree as follows:

1. COMPLIANCE WITH PROSPECTUS. Offers and sales of shares by you will comply in all respects with the terms and conditions contained in the then-current prospectuses of the Funds.

2. PURCHASE RESTRICTIONS. You agree to purchase shares solely through us and only for the purpose of covering purchase orders already received from customers or for your own bona fide investment. You agree not to purchase for any other securities dealer unless you have an agreement with such other dealer or broker to handle clearing arrangements and then only in the ordinary course of business for such purpose and only if such other dealer has executed a Dealer Sales Agreement with us. You also agree not to withhold any customer order so as to profit therefrom.

3. PROCESSING ORDERS. The procedures relating to the handling of orders shall be subject to instructions which we will forward from time to time to all dealers with whom we have entered into a Dealer Sales Agreement. The minimum initial and subsequent purchase order shall be specified in the Funds' then-current prospectuses. All purchase orders are subject to receipt of shares by us from the Funds and to acceptance of such orders by us. We reserve the right in our sole discretion to reject any order.

4. PURCHASE ORDERS. We shall accept orders only on the basis of the then-current offering price. You agree to place orders in respect of shares immedi-ately upon the receipt of orders from your customers for the same number of shares. Orders which you receive from your customers shall be deemed to be placed with us when received by us. Orders which you receive prior to the close of business, as defined in the prospectuses, and placed with us within the time frame set forth in the prospectuses shall be priced at the offering price next computed after they are received by you. We will not accept a conditional order from you on any basis. All orders shall be subject to confirmation by us.

5. SETTLEMENT. Unless otherwise agreed, settlement shall be made at the office of the Funds' transfer agent within three (3) business days after our acceptance of the order. If payment is not so received or made within ten (10) business days of our acceptance of the order, we reserve the right to cancel the sale or, at our option, to sell the shares to the Funds at the then-prevailing net asset value. In this event, or in the event that you cancel the trade for any reason, you agree to be responsible for any loss resulting to the Funds or to us from your failure to make payments as aforesaid. You shall not be entitled to any gains generated thereby.

6. DEALER COMMISSIONS AND DISCOUNTS. You shall receive for each sale of shares of the Funds listed in Category 1 on attached Schedule A, except shares sold which are not subject to a contingent deferred sales charge, a commission in an amount equal to three and three-quarters (3 3/4) percent of the offering price of shares sold multiplied by the number of shares sold; provided, however, that if the aggregate offering price of the shares sold is one million dollars ($1,000,000) or more, the commission is reduced to one (1) percent of the offering price multiplied by the number of shares sold.

     You shall receive for each sale of shares of the Funds listed in Category 2 on attached Schedule A, except shares sold which are not subject to a contin-gent deferred sales charge, a commission in an amount equal to four (4) percent of the offering price of shares sold multiplied by the number of shares sold; provided, however, that if the aggregate offering price of shares

                                     -1-

sold is one million dollars ($1,000,000) or more, the commission is reduced to one (1) percent of the offering price multiplied by the number of shares sold.

     The amount of the commission or discount is subject to change by us without notice.

7. REDEMPTIONS. Redemptions of shares by the Funds will be effected in the manner and upon the terms described in the then-current prospectuses. We will, upon your request, assist you in processing orders for redemptions. If any shares sold to you are redeemed by the Funds or are tendered to the Funds for redemption within seven (7) business days after the date of our confirmation to you of your original purchase order therefor, you agree to pay forthwith to us the full amount of the commission or discount allowed you on the sale.

8. SUSPENSION OF SALES AND AMENDMENTS TO AGREEMENT. We reserve the right in our discretion without notice to you to suspend sales or withdraw an offering of shares entirely, to change the offering price as provided in the prospec-tuses, or, upon notice to you, to amend or cancel this Agreement. Such amend-ment may include, but is not limited to, the addition of any new fund or funds to our fund group. You agree that any order to purchase shares placed by you after notice of any amendment to this Agreement has been sent to you shall constitute your agreement to any such amendment.

9. DEALER STATUS. In every transaction, you shall act as an independent contractor and not as an agent for the Funds, the Funds' transfer agent, any other dealer, or us. You agree that neither the Funds, the Funds' transfer agent, any other dealer, nor we shall be deemed an agent of you. Nothing here-in shall constitute you as a partner of the Funds, the Funds' transfer agent, any other dealer, or us or render any of us liable for your obligations.

10. REPRESENTATIONS CONCERNING THE FUNDS. No person is authorized to make any representations concerning shares of the Funds except those contained in the then-current prospectuses. You shall not sell shares of the Funds pursuant to this Agreement unless the then-current prospectuses are furnished to the purchasers prior to or at the time of purchase. You shall not use any supple-mental sales literature of any kind without our prior written approval unless it is furnished by us for such purpose. In offering and selling shares of the Funds, you will rely solely on the representations contained in the then-current prospectuses.

11. DEALER'S REPRESENTATIONS AND AGREEMENTS. By accepting this Agreement, you represent that you: (i) are registered as a broker-dealer under the Securities Exchange Act of 1934, as amended; (ii) are qualified to act as a dealer in the states in which the Funds' shares are offered for sale or sold by you; (iii) are a member in good standing of the NASD; and (iv) will maintain such registrations, qualifications, and memberships throughout the term of this Agreement. You agree to abide by the Rules of Fair Practice of the NASD and all federal and state laws and rules and regulations that are now or may become applicable to the transactions hereunder. Your expulsion from the NASD will automatically terminate this Agreement without notice. Your suspension from the NASD or violation of applicable state and federal laws and rules and regulations will terminate this Agreement effective upon our notice to you.
You shall not be entitled to any compensation during any period in which you have been suspended or expelled from membership in the NASD.

12. INDEMNIFICATION. You hereby agree to indemnify and to hold harmless the Funds and us and each person, if any, who controls the Funds or us within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Act"), from and against any and all losses, claims, demands, or liabilities to which the Funds or we may become subject under the Act, or otherwise, insofar as such losses, claims, demands, or liabilities (or actions in respect thereof) arise out of or are based upon any unauthorized use of sales materials by you or your salesmen or upon alleged misrepresentations or omissions to state material facts in connection with statements made by you or your salesmen orally or by other means or upon sales of shares in any state or jurisdiction in which the shares are not registered or qualified for sale; and you will reimburse the Funds and us for any legal or other expenses reasonably incurred in connection with the investigation or defense of any such action or claim. We shall, after receiving the first summons or other legal process disclosing the nature of the action being served upon the Funds or us, in any proceeding in respect of which indemnity may be sought by the Funds or us hereunder, notify you in writing of the commencement thereof within a reasonable time. In case any such litigation be brought against the Funds or us, we shall notify you of the commencement thereof, and you shall be entitled to participate in (and to the extent you shall wish, to direct) the defense thereof at your expense, but such defense shall be conducted by counsel in good standing satisfactory to the Funds and us. If you fail to provide such defense, the Funds or we may defend such action at your cost and expense. Your obligation under this Section 12 shall survive the termination of this Agreement.

13. DEALER'S EXPENSES. All expenses incurred in connection with your activities under this Agreement shall be borne by you.

                                     -2-

14. SUPERVISORY RESPONSIBILITY. By accepting this Agreement, you assume full responsibility for the registration, qualification, and training of your repre-sentatives in connection with the offer and sale of shares of the Funds.

15. PROSPECTUSES AND STATEMENTS OF ADDITIONAL INFORMATION. We will supply you with copies of the prospectuses and statements of additional information of the Funds (including any amendments thereto) in reasonable quantities upon request. You will provide customers with prospectuses prior to or at the time customers purchase shares. You will provide customers who so request copies of the state-ments of additional information on file with the Securities and Exchange Commission.

16. ASSIGNMENT. This Agreement may not be assigned by you without our consent.

17. WAIVER. No failure, neglect, or forbearance on our part to require strict performance of this Agreement shall be construed as a waiver of our rights or remedies hereunder.

18. TERMINATION. Either party may terminate this Agreement at any time upon giving written notice to the other party.

19. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of North Dakota.

20. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the undersigned and supersedes all prior oral or written agreements between the parties hereto.

21. SIPC MEMBERSHIP. Rule 10b-10 under the Securities Exchange Act of 1934, as amended, requires the disclosure of non-SIPC membership on confirmations of customer purchases of shares of the Funds. Please indicate your SIPC status by checking the appropriate box below. It is your responsibility to promptly notify us in writing of any change in your SIPC status.

________________________________________      ___is ___is not a member of SIPC.
   Broker/Dealer Name  (Please print.)

                                               ND CAPITAL, INC.

Date:  ________________________________   By:  ________________________________

     The undersigned accepts your invitation to become a dealer and agrees to abide by the foregoing terms and conditions.

Date:  __________________

By:  ___________________________________    ___________________________________
                                                  Print Signature and Title


Contact Name: _______________________________________

Address:      _______________________________________

              _______________________________________

              _______________________________________

Phone #:      (_____) _______________________________

Fax #:        (_____) _______________________________

Email:        _______________________________________

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                                 SCHEDULE A

            CATEGORY 1                                CATEGORY 2

        ND Tax-Free Fund, Inc.                Integrity Fund of Funds, Inc.
     Montana Tax-Free Fund, Inc.
    South Dakota Tax-Free Fund, Inc.

                                     -4-

*DATE*



Dear Selling Group Member:

This letter amends your Dealer Sales Agreement to include the newest addition to Integrity Mutual Funds, (fund name). (Fund name) will be added to Category (1 or 2) on Schedule A.

As indicated in the Dealer Sales Agreement, any order to purchase shares of (fund name) placed by you after notice of this amendment has been sent you constitutes your agreement to such amendment.

Best regards,


____________________________________
R.E. Walstad
President